-more- 283905.02-HOUSR01A - MSW News ONEOK Announces Agreement to Sell Wholly Owned Interstate Natural Gas Pipelines to DT Midstream Assets to be Sold Include Guardian, Midwestern and Viking Gas Transmission TULSA, Okla. – Nov. 19, 2024 – ONEOK, Inc. (NYSE: OKE) (“ONEOK”) today announced that it has executed a definitive agreement with DT Midstream, Inc. (NYSE: DTM) (“DT Midstream”) under which ONEOK will sell its three wholly owned interstate natural gas pipeline systems for a total cash consideration of $1.2 billion subject to customary adjustments. Based on Federal Energy Regulatory Commission (FERC) filings, the purchase price represents 10.8 times previous 12 months EBITDA as of June 30, 2024. The transaction, unanimously approved by the boards of directors of both ONEOK and DT Midstream, is expected to close in the fourth quarter of 2024, and is subject to customary closing conditions, including Hart-Scott-Rodino Act clearance. “This transaction will align and enhance our capital allocation priorities within our integrated operating footprint,” said Pierce H. Norton II, ONEOK president and chief executive officer. “DT Midstream is the ideal owner of these FERC regulated interstate pipeline systems, with our employees sharing a similar culture of safety and reliability as they will continue to be excellent stewards of these assets providing essential natural gas transportation services. “This strategic move to optimize ONEOK’s asset portfolio reinforces our standing as one of the largest diversified energy infrastructure companies delivering essential products and services. We are deeply grateful for the contributions of our employees, both those in the field and those who will become the foundation of DT Midstream’s new Tulsa office, and we are confident that they will thrive under DT Midstream’s strong leadership,” added Norton. The three interstate pipeline systems include: • Guardian Pipeline, L.L.C., which interconnects with several pipelines at the Chicago Hub near Joliet, Illinois, and with local natural gas distribution and electric generation companies in Wisconsin; • Midwestern Gas Transmission, which is a bidirectional system with a major pipeline interconnect near Portland, Tennessee, and with multiple interstate Nov. 19, 2024 Analyst Contact: Andrew Ziola 918-588-7683 Media Contact: Alicia Buffer 918-861-3749 Exhibit 99.1

ONEOK Announces Agreement to Sell Wholly Owned Interstate Natural Gas Pipelines to DT Midstream Nov. 19, 2024 Page 2 pipelines that have access to both the Utica Shale and the Marcellus Shale, and multiple interstate pipelines at the Chicago Hub near Joliet, Illinois; and • Viking Gas Transmission, which is a bidirectional system that interconnects with a major pipeline system at the U.S. border near Emerson, Canada, and Marshfield, Wisconsin. Upon closing of this transaction, the net proceeds from the sale are expected to enhance ONEOK’s financial flexibility and ONEOK’s deleveraging trend toward its previously announced target of 3.5 times during 2026. --------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. As of Oct. 15, 2024, ONEOK is the managing member of EnLink Midstream, LLC (NYSE: ENLC) (EnLink) and owns 43% of EnLink’s outstanding common units. EnLink provides integrated midstream infrastructure services for natural gas, crude oil and NGLs. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. Cautionary Statement Regarding Forward-Looking Statements: This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that ONEOK expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward- looking statements can be identified by the use of forward-looking or conditional words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “opportunity,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “target,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction with DT Midstream (the “Proposed Transaction”), the timing thereof and ONEOK’s ability to achieve the intended operational, financial and strategic benefits from the Proposed Transaction, including with respect to deleveraging. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. Such risks include, but are not limited to, our ability to consummate and achieve the benefits expected from, and other risks associated with, the Proposed Transaction; the risk of potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or consummation of the Proposed Transaction; the risk that the Proposed Transaction disrupts current plans and operations of ONEOK as a result of the announcement and consummation of the Proposed Transaction; changes in domestic and foreign business, market, financial, political and legal conditions; risks related to the impact of any economic downturn and any substantial decline in commodity prices; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. All such risks are difficult to predict and are beyond ONEOK’s

ONEOK Announces Agreement to Sell Wholly Owned Interstate Natural Gas Pipelines to DT Midstream Nov. 19, 2024 Page 3 control, including those detailed in ONEOK’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on ONEOK’s website at www.oneok.com and on the website of the Securities and Exchange Commission at www.sec.gov. All forward-looking statements are based on assumptions that ONEOK believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and ONEOK does not assume or undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ###